Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Mark Kochvar
July 23, 2012	Chief Financial Officer
800 Philadelphia Street
Indiana, PA 15701
724-465-4826
Mark.kochvar@stbank.net
www.stbancorp.com

S&T Bancorp, Inc. Announces Second Quarter Earnings

Indiana, Pennsylvania – S&T Bancorp, Inc. (NASDAQ: STBA), a full-service financial institution with office locations in 10 Pennsylvania counties, has announced its second quarter 2012 earnings.

Todd D. Brice, president and chief executive officer of S&T Bancorp, Inc., offered the following highlights:

•

Second quarter earnings were $8.6 million compared to $3.5 million in the first quarter of 2012 and $13.4 million in the second quarter of 2011 with diluted earnings per common share of $0.30 compared to $0.12 in the first quarter of 2012 and $0.48 in the second quarter of 2011.

•

Net interest income increased $0.5 million in the second quarter compared to the first, however net interest margin declined to 3.57% from 3.69% due to the continued low interest rate environment and an unfavorable asset mix.

•	Asset quality metrics remain elevated with nonperforming assets to total loans plus OREO at 2.25% compared to 2.12% at March 31, 2012 and 2.18% at June 30, 2011.

“We are pleased to report improved earnings for the second quarter of 2012 during a period of continued economic, political and regulatory uncertainty,” said Todd Brice, president and chief executive officer of S&T Bancorp, Inc. “We have made nice progress

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S&T Earnings Release - 2

S&T Bancorp, Inc. Announces Second Quarter Earnings (continued)

with getting Mainline transitioned in the second quarter and we look forward to the finalization of our merger with Gateway Bank of Pennsylvania, which is expected to close in the third quarter of this year pending shareholder and regulatory approval.”

Net Interest Income (FTE)

Net interest income increased $0.5 million to $35.0 million compared to $34.5 million in the first quarter of 2012 but is down from $35.6 million in the second quarter of 2011. The increase in net interest income from the prior quarter is primarily a result of the Mainline acquisition, with a full quarter of acquired assets included this period. We continue to experience challenges with our net interest margin at 3.57% compared to 3.69% in the prior quarter and 3.85% in the second quarter of 2011. Although total average interest-earning assets increased this quarter by $173.0 million, the majority of that growth came in lower yielding interest bearing deposits. The low interest rate environment continues to impact our net interest margin as the rates on new loans are well below the loans being replaced from early payoffs and normal amortization. Our cost of funds improved primarily due to lower offered rates on maturing certificates of deposit.

Asset Quality

Asset quality metrics remain elevated this quarter with an increase in nonperforming assets (NPAs) of $4.2 million resulting in NPAs of $72.0 million or 2.25% of total loans plus OREO compared to $67.9 million or 2.12% in the first quarter of 2012. NPAs were $69.9 million or 2.18% of total loans plus OREO in the same period a year ago. We did see an improvement in our special mention and substandard loans, which are down $16.1 million from the prior quarter and almost $66.0 million from the same period a year ago.

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S&T Earnings Release - 3

S&T Bancorp, Inc. Announces Second Quarter Earnings (continued)

Net charge-offs for the second quarter of 2012 were $8.2 million, of which $5.3 million were previously reserved for, compared to $10.3 million in the first quarter of 2012 and $4.8 million in the second quarter of 2011. The provision for loan losses is down $2.3 million at $7.0 million this quarter compared to $9.3 million in the first quarter of 2012 and up from $1.1 million in the second quarter of 2011. The allowance for loan losses (ALL) decreased to $46.7 million or 1.46% of total loans at June 30, 2012 compared to $47.8 million or 1.49% at March 31, 2012 and $58.0 million or 1.81% at June 30, 2011. The decrease in the ALL is due to a decline in specific reserves of $4.0 million from the first quarter of 2012 due to loan charge-offs and minimal new specific reserves established in the second quarter.

Noninterest Income and Expense

Noninterest income increased to $12.5 million in the second quarter from $12.2 million in the first quarter of 2012 and $11.2 million from the second quarter of 2011. The increased fee income is due to strong performance in our Wealth Management and mortgage banking businesses. Wealth Management increased $0.2 million from the prior quarter and $0.4 million from the second quarter of 2011. Mortgage rates remain at very attractive levels and strong customer demand resulted in a solid quarter in our mortgage banking business. We also saw increased other fee income primarily due to fees on interest rate swap agreements with our customers which increased $0.2 million this quarter and $0.4 million from the second quarter of 2011.

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S&T Earnings Release - 4

S&T Bancorp, Inc. Announces Second Quarter Earnings (continued)

Noninterest expense of $29.3 million is down $3.4 million from the prior quarter of $32.8 million primarily due to one-time merger related expenses of $3.9 million incurred in the first quarter of 2012. Offsetting this decrease in expenses was an increase of $0.4 million from the prior quarter related to the unfunded commitment reserve reflecting the elevated asset quality metrics and an impairment charge of $0.3 million related to a low income housing joint venture. Noninterest expense increased $3.8 million from the second quarter of 2011 due to the Mainline acquisition, higher employee costs including annual compensation adjustments and increased pension expense and the above mentioned increase in the unfunded commitment reserve and joint venture impairment.

Financial Condition

Our total assets remain at $4.3 billion at June 30, 2012, which is consistent with March 31, 2012, but an increase of almost $290 million, or 7%, from June 30, 2011 as a result of the Mainline acquisition which added $236 million in total assets. We are seeing improvements in our loan pipeline but we are also experiencing elevated loan pay-offs, primarily in our commercial loan portfolio.

S&T’s capital ratios were little changed from the prior quarter but are down from the year ago quarter due to the redemption of preferred stock from the U.S. Department of Treasury’s Capital Purchase Program in the fourth quarter of 2011. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies with a tier 1 leverage capital ratio of 8.94%, tier 1 risk-based capital ratio of 11.82% and total risk-based capital ratio of 15.33%.

Conference Call

S&T Bancorp, Inc. will host its second quarter 2012 earnings conference call live over the Internet at 1:00 p.m. ET on Tuesday, July 24, 2012. To access the webcast, go to S&T Bancorp’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “2nd Quarter 2012 Conference Call” and follow the instructions.

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S&T Earnings Release - 5

S&T Bancorp, Inc. Announces Second Quarter Earnings (continued)

About S&T Bancorp, Inc.

Headquartered in Indiana, PA, S&T Bancorp, Inc. operates offices within Allegheny, Armstrong, Blair, Butler, Cambria, Clarion, Clearfield, Indiana, Jefferson and Westmoreland counties. With assets of $4.3 billion, S&T Bancorp, Inc. stock trades on the NASDAQ Global Select Market System under the symbol STBA. For more information, visit www.stbancorp.com.

This information may contain forward-looking statements regarding future financial performance which are not historical facts and which involve risks and uncertainties. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, change in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values and competition. In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this press release contains or references, certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. A reconciliation of these non-GAAP financial measures is presented in the attached financial data spreadsheet. This information should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K for S&T Bancorp, Inc. and subsidiaries.

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S&T Earnings Release - 6

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	2012	2012	2011
	Second Quarter	First Quarter	Second Quarter

Income Statements
Interest Income	$39,370	$39,140	$41,783
Interest Expense	5,551	5,819	7,245

Net Interest Income	33,819	33,321	34,538
Taxable Equivalent Adjustment	1,129	1,129	1,014

Net Interest Income (FTE) (2)	34,948	34,450	35,552

Provision for Loan Losses	7,023	9,272	1,097

Net Interest Income After Provision (FTE)	27,925	25,178	34,455

Security Gains (Losses), Net	6	840	(56)

Wealth Management	2,577	2,419	2,144
Service Charges and Fees	2,432	2,408	2,389
Insurance	2,111	2,212	2,181
Other	5,405	5,190	4,456

Total Noninterest Income	12,525	12,229	11,170

Salaries and Employee Benefits	14,641	16,472	12,571
Occupancy and Equipment Expense, Net	3,041	3,022	3,103
Data Processing Expense	2,195	3,240	1,681
FDIC Expense	719	608	917
Other	8,748	9,441	7,322

Total Noninterest Expense	29,344	32,783	25,594

Income Before Taxes	11,112	5,464	19,975
Taxable Equivalent Adjustment	1,129	1,129	1,014
Applicable Income Taxes	1,383	855	4,051

Net Income	8,600	3,480	14,910
Preferred Stock Dividends and Discount Amortization	—	—	1,558

Net Income Available to Common Shareholders	$8,600	$3,480	$13,352

Per Common Share Data:

Shares Outstanding at End of Period	28,935,689	28,873,043	28,078,849
Average Shares Outstanding - Diluted	28,810,754	28,272,568	27,983,706
Diluted Earnings Per Common Share *	$0.30	$0.12	$0.48
Dividends Declared	$0.15	$0.15	$0.15
Common Book Value	$17.65	$17.47	$17.31
Tangible Common Book Value (1)	$11.52	$11.32	$11.19
Market Value	$18.47	$21.69	$18.59

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release - 7

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands, except per share data)

	For the Six Months Ended June 30,
	2012	2011

Income Statements
Interest Income	$78,510	$83,975
Interest Expense	11,370	14,565

Net Interest Income	67,140	69,410
Taxable Equivalent Adjustment	2,258	2,052

Net Interest Income (FTE) (3)	69,398	71,462

Provision for Loan Losses	16,296	11,737

Net Interest Income After Provision (FTE)	53,102	59,725

Security Gains (Losses), Net	846	(43)

Wealth Management	4,996	4,194
Service Charges and Fees	4,841	4,673
Insurance	4,323	4,313
Other	10,595	9,003

Total Noninterest Income	24,755	22,183

Salaries and Employee Benefits	31,113	25,891
Occupancy and Equipment Expense, Net	6,063	6,137
Data Processing Expense	5,436	3,185
FDIC Expense	1,327	2,143
Other	18,188	15,687

Total Noninterest Expense	62,127	53,043

Income Before Taxes	16,576	28,822
Taxable Equivalent Adjustment	2,258	2,052
Applicable Income Taxes	2,238	5,565

Net Income	12,080	21,205
Preferred Stock Dividends and Discount Amortization	—	3,113

Net Income Available to Common Shareholders	$12,080	$18,092

Per Common Share Data:

Average Shares Outstanding - Diluted	28,515,803	27,941,371
Diluted Earnings Per Common Share*	$0.42	$0.65
Dividends Declared	$0.30	$0.30

*	Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.

S&T Earnings Release - 8

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Second Quarter		First Quarter		Second Quarter

Net Interest Margin (FTE) (QTD Averages)(2)
Assets
Loans	$3,203,349	4.67%	$3,135,517	4.74%	$3,247,998	4.89%
Interest-bearing Deposits with Banks	330,647	0.22%	231,241	0.20%	97,543	0.24%
Securities	387,305	3.15%	381,550	3.29%	361,177	3.44%

Total Interest-earning Assets	3,921,301	4.14%	3,748,308	4.31%	3,706,718	4.63%
Noninterest-earning Assets	404,124		395,577		368,763

Total Assets	$4,325,425		$4,143,885		$4,075,481

Liabilities and Shareholders’ Equity
NOW/Money Market/Savings	$1,489,524	0.22%	$1,401,848	0.18%	$1,268,085	0.16%
Certificates of Deposit	1,146,931	1.28%	1,132,687	1.46%	1,202,346	1.82%
Borrowed Funds < 1 Year	121,507	0.22%	112,944	0.20%	43,465	0.14%
Borrowed Funds > 1 Year	125,153	3.23%	122,214	3.32%	123,541	4.14%

Total Interest-bearing Liabilities	2,883,115	0.77%	2,769,693	0.84%	2,637,437	1.10%

Noninterest-bearing Liabilities
Demand Deposits	864,437		809,464		804,199
Shareholders’ Equity/Other	577,873		564,728		633,845

Total Noninterest-bearing Liabilities	1,442,310		1,374,192		1,438,044

Total Liabilities and Shareholders’ Equity	$4,325,425		$4,143,885		$4,075,481

Net Interest Margin		3.57%		3.69%		3.85%

	For the Six Months Ended June 30,
	2012		2011

Net Interest Margin (FTE) (YTD Averages)(3)
Assets
Loans	$3,169,433	4.70%	$3,286,090	4.91%
Interest-bearing Deposits with Banks	280,944	0.21%	76,377	0.23%
Securities	384,428	3.22%	345,585	3.46%

Total Interest-earning Assets	3,834,805	4.22%	3,708,052	4.68%
Noninterest-earning Assets	399,850		373,363

Total Assets	$4,234,655		$4,081,415

Liabilities and Shareholders’ Equity
NOW/Money Market/Savings	$1,445,686	0.20%	$1,281,580	0.17%
Certificates of Deposit	1,139,809	1.37%	1,216,675	1.81%
Borrowed Funds < 1 Year	117,225	0.21%	43,026	0.14%
Borrowed Funds > 1 Year	123,684	3.27%	121,649	4.17%

Total Interest-bearing Liabilities	2,826,404	0.81%	2,662,930	1.10%

Noninterest-bearing Liabilities
Demand Deposits	836,950		785,991
Shareholders’ Equity/Other	571,301		632,494

Total Noninterest-bearing Liabilities	1,408,251		1,418,485

Total Liabilities and Shareholders’ Equity	$4,234,655		$4,081,415

Net Interest Margin		3.63%		3.88%

S&T Earnings Release - 9

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Second Quarter	First Quarter	Second Quarter
Balance Sheets (Period-End)
Assets
Cash	$60,057	$53,788	$55,841
Interest-bearing Deposits with Banks	343,187	332,852	114,985
Securities	387,110	382,834	357,750
Loans, Net	3,151,033	3,153,616	3,144,833
Other Assets	406,005	407,885	384,881

Total Assets	$4,347,392	$4,330,975	$4,058,290

Liabilities and Shareholders’ Equity
Noninterest-bearing Demand Deposits	$887,442	$860,108	$801,504
Interest-bearing Deposits	2,630,531	2,662,247	2,452,479
Short-term Borrowings	121,740	115,638	41,112
Long-term Debt	125,837	122,045	123,378
Other Liabilities	71,266	66,519	47,280
Shareholders’ Equity	510,576	504,418	592,537

Total Liabilities and Shareholders’ Equity	$4,347,392	$4,330,975	$4,058,290

	2012	2012	2011
	Second Quarter	First Quarter	Second Quarter
Loans (Period-End)
Consumer
Home Equity	$434,329	$441,648	$431,763
Residential Mortgage	398,412	382,884	345,698
Installment & Other Consumer	78,768	82,223	70,171
Construction	2,208	2,211	3,365

Total Consumer Loans	913,717	908,966	850,997

Commercial
Commercial Real Estate	1,401,751	1,416,663	1,441,813
Commercial & Industrial	717,107	703,112	690,956
Construction	162,872	169,039	208,111

Total Commercial Loans	2,281,730	2,288,814	2,340,880

Total Portfolio Loans	3,195,447	3,197,780	3,191,877
Loans Held for Sale	2,275	3,663	10,960

Total Loans	$3,197,722	$3,201,443	$3,202,837

Nonperforming Loans (NPL)

		% NPL		% NPL		% NPL
Consumer
Home Equity	$3,397	0.78%	$3,490	0.79%	$2,536	0.59%
Residential Mortgage	8,964	2.25%	8,260	2.16%	6,155	1.78%
Installment & Other Consumer	41	0.05%	27	0.03%	6	0.01%
Construction	399	18.07%	181	8.19%	—	—

Total Consumer Loans	12,801	1.40%	$11,958	1.32%	8,697	1.02%

Commercial
Commercial Real Estate	35,916	2.56%	32,816	2.32%	38,261	2.65%
Commercial & Industrial	6,750	0.94%	8,269	1.18%	8,141	1.18%
Construction	13,646	8.38%	11,460	6.78%	7,401	3.56%

Total Commercial Loans	56,312	2.47%	52,545	2.30%	53,803	2.30%

Total Nonperforming Loans	$69,113	2.16%	$64,503	2.02%	$62,500	1.96%

S&T Earnings Release - 10

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012		2012		2011
	Second Quarter		First Quarter		Second Quarter
Construction and Commercial Real Estate (CRE) PA vs. Out-of-State
Pennsylvania	$1,271,669		$1,305,367		$1,326,843
Out-of-State	292,954		280,335		323,081

Total Construction and CRE PA vs. Out-of-State	$1,564,623		$1,585,702		$1,649,924

Construction and CRE - NPL PA vs. Out-of-State		% NPL		% NPL		% NPL
Pennsylvania	$42,732	3.36%	$37,623	2.88%	$44,243	3.33%
Out-of-State	6,830	2.33%	6,653	2.37%	1,419	0.44%

Total Construction and CRE - NPL PA vs. Out-of-State	$49,562	3.17%	$44,276	2.79%	$45,662	2.77%

	2012		2012		2011
	Second Quarter		First Quarter		Second Quarter
Construction and CRE by Type
Retail/Strip Malls	$287,640		$290,023		$285,743
Offices	203,509		203,483		221,042
Hotels	198,075		194,658		184,658
Residential Rental Properties	170,828		182,941		220,674
Manufacturing/Industrial/Warehouse	107,890		102,095		95,750
Healthcare/Education	104,798		104,104		109,479
Real Estate Development - Commercial	101,665		95,053		100,069
Flex/Mixed Use	90,870		90,130		107,011
Real Estate Development - Residential	46,595		54,660		69,763
Recreational	41,545		41,557		43,452
Restaurant	31,036		29,873		37,872
Convenience Stores	29,343		28,919		24,514
Miscellaneous	150,829		168,206		149,897

Total Construction and CRE by Type	$1,564,623		$1,585,702		$1,649,924

	2012		2012		2011
	Second Quarter		First Quarter		Second Quarter
Construction and CRE - NPL by Type		% NPL		% NPL		% NPL
Retail/Strip Malls	$8,139	2.83%	$3,262	1.12%	$2,882	1.01%
Offices	4,161	2.04%	3,973	1.95%	6,592	2.98%
Hotels	700	0.35%	700	0.36%	1,452	0.79%
Residential Rental Properties	3,423	2.00%	3,595	1.97%	4,618	2.09%
Manufacturing/Industrial/Warehouse	4,306	3.99%	4,596	4.50%	4,414	4.61%
Healthcare/Education	589	0.56%	598	0.57%	813	0.74%
Real Estate Development - Commercial	6,558	6.45%	2,782	2.93%	1,144	1.14%
Flex/Mixed Use	58	0.06%	62	0.07%	—	0.00%
Real Estate Development - Residential	7,088	15.21%	8,844	16.18%	7,566	10.85%
Recreational	10,130	24.38%	10,402	25.03%	9,736	22.41%
Restaurant	1,843	5.94%	1,863	6.24%	4,039	10.66%
Convenience Stores	74	0.25%	73	0.25%	—	—
Miscellaneous	2,493	1.65%	3,526	2.10%	2,406	1.61%

Total Construction and CRE - NPL by Type	$49,562	3.17%	$44,276	2.79%	$45,662	2.77%

S&T Earnings Release - 11

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Second Quarter	First Quarter	Second Quarter
Commercial Credit Exposure
Pass
Commercial Real Estate	$1,240,989	$1,244,497	$1,235,019
Commercial & Industrial	633,783	613,393	584,715
Construction	115,801	122,277	163,453

Total Pass	$1,990,573	$1,980,167	$1,983,187

Special Mention
Commercial Real Estate	$59,286	$71,342	$84,351
Commercial & Industrial	29,927	34,295	62,759
Construction	14,610	14,135	12,310

Total Special Mention	$103,823	$119,772	$159,420

Substandard
Commercial Real Estate	$101,476	$100,824	$122,443
Commercial & Industrial	53,397	55,424	43,482
Construction	32,461	32,627	32,348

Total Substandard	$187,334	$188,875	$198,273

S&T Earnings Release - 12

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

(in thousands)

	2012	2012	2011
	Second Quarter	First Quarter	Second Quarter
Asset Quality Data
Nonperforming Loans	$69,113	$64,503	$62,500
Assets Acquired through Foreclosure or Repossession	2,920	3,371	7,389
Nonperforming Assets	72,033	67,874	69,889
Troubled Debt Restructurings (Nonaccrual)	25,246	22,963	26,186
Troubled Debt Restructurings (Accruing)	37,540	41,189	19,829
Total Troubled Debt Restructurings	62,786	64,152	46,015
Allowance for Loan Losses	46,689	47,827	58,004
Nonperforming Loans / Loans	2.16%	2.02%	1.96%
Nonperforming Assets / Loans plus OREO	2.25%	2.12%	2.18%
Allowance for Loan Losses / Loans	1.46%	1.49%	1.81%
Allowance for Loan Losses / Nonperforming Loans	68%	74%	93%
Net Loan Charge-offs (Recoveries)	8,162	10,286	4,756
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans	1.02%	1.32%	0.59%

Profitability Ratios (Annualized)
Common Return on Average Assets	0.80%	0.34%	1.31%
Common Return on Average Tangible Assets (4)	0.83%	0.35%	1.37%
Common Return on Average Equity	6.80%	2.82%	9.15%
Common Return on Average Tangible Common Equity (5)	10.44%	4.31%	17.47%
Efficiency Ratio (FTE) (6)	61.81%	70.23%	54.78%

Capitalization Ratios
Dividends Paid to Net Income	50.43%	121.26%	31.52%
Common Equity / Assets	11.74%	11.65%	11.98%
Tier 1 Leverage Ratio	8.94%	9.20%	11.49%
Risk-based Capital - Tier 1	11.82%	11.62%	14.31%
Risk-based Capital - Total	15.33%	15.14%	17.83%
Tangible Common Equity / Tangible Assets (7)	7.99%	7.87%	8.08%

		For the Six Months Ended June 30,
		2012	2011
Asset Quality Data
Net Loan Charge-offs (Recoveries)		18,448	5,120
Net Loan Charge-offs (Recoveries) (Annualized) / Average Loans		1.17%	0.31%

Profitability Ratios (Annualized)
Common Return on Average Assets		0.57%	0.89%
Common Return on Average Tangible Common Assets (8)		0.60%	0.93%
Common Return on Average Shareholders’ Equity		4.83%	6.26%
Common Return on Average Tangible Common Equity (9)		7.41%	11.98%
Efficiency Ratio (FTE) (6)		65.99%	56.64%

Capitalization Ratios
Dividends Paid to Net Income		70.83%	46.43%

S&T Earnings Release - 13

S&T Bancorp, Inc.

Consolidated Selected Financial Data

Unaudited

		2012	2012	2011
		Second Quarter	First Quarter	Second Quarter
Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

(1)	Tangible Common Book Value
	Common Book Value (GAAP Basis)	$17.65	$17.47	$17.31
	Effect of Excluding Intangible Assets	(6.13)	(6.15)	(6.12)

	Tangible Common Book Value	$11.52	$11.32	$11.19

(2)	Interest Income on a Fully Taxable Equivalent Basis
	Interest Income (GAAP Basis)	$39,370	$39,140	$41,783
	Taxable Equivalent Adjustment to Interest Income	1,129	1,129	1,014

	Interest Income on a Fully Taxable Equivalent Basis	40,499	40,269	42,797
	Interest Expense (GAAP Basis)	5,551	5,819	7,245

	Net Interest Income on a Fully Taxable Equivalent Basis	$34,948	$34,450	$35,552

(4)	Common Return on Average Tangible Assets
	Common Return on Average Assets (GAAP Basis)	0.80%	0.34%	1.31%
	Effect of Excluding Intangible Assets	0.03%	0.01%	0.06%

	Common Return on Average Tangible Assets	0.83%	0.35%	1.37%

(5)	Common Return on Average Tangible Common Equity
	Common Return on Average Common Equity (GAAP Basis)	6.80%	2.82%	9.15%
	Effect of Excluding Intangible Assets	3.64%	1.49%	4.50%
	Effect of Excluding Preferred Stock	—	—	3.82%

	Common Return on Average Tangible Common Equity	10.44%	4.31%	17.47%

(6)	Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

(7)	Tangible Common Equity / Tangible Assets
	Common Equity / Assets (GAAP Basis)	11.74%	11.65%	11.98%
	Effect of Excluding Intangible Assets	-3.75%	-3.78%	-3.90%

	Tangible Common Equity / Tangible Assets	7.99%	7.87%	8.08%

			For the Six Months Ended June 30,
			2012	2011
(3)	Interest Income on a Fully Taxable Equivalent Basis
	Interest Income (GAAP Basis)		$78,510	$83,975
	Taxable Equivalent Adjustment to Interest Income		2,258	2,052

	Interest Income on a Fully Taxable Equivalent Basis		80,768	86,027
	Interest Expense (GAAP Basis)		11,370	14,565

	Net Interest Income on a Fully Taxable Equivalent Basis		$69,398	$71,462

(8)	Common Return on Average Tangible Common Assets
	Common Return on Average Assets (GAAP Basis)		0.57%	0.89%
	Effect of Excluding Intangible Assets		0.03%	0.04%

	Common Return on Average Tangible Common Assets		0.60%	0.93%

(9)	Common Return on Average Tangible Common Equity
	Common Return on Average Shareholders’ Equity (GAAP Basis)		4.83%	6.26%
	Effect of Excluding Intangible Assets		2.58%	3.10%
	Effect of Excluding Preferred Stock		—	2.62%

	Common Return on Average Tangible Common Equity		7.41%	11.98%